Exhibit 99.1

C-Chip Technologies Corporation 4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7 (514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Reports its Results for the Third Quarter ended March 31, 2005: Major Milestones Achieved

Company Benefits from the Implementation of Recent Strategies; Revenue Attains $2.1M, up from $548k in the Previous Quarter

Montreal, June 20, 2005 - C-Chip Technologies Corporation (OTCBB: CCHI) (Frankfurt WKN: 255471), a company focused on providing enterprise risk management services and solutions, is pleased to report its results for the third quarter ended March 31, 2005. Major milestones were achieved by our Company in the last quarter, including:

*	Completed a private placement of $4.674M;
*	Purchased an Asset Management Solution;
*	Acquired Chartrand Laframboise Inc (CLI), a leader investigative services in Canada;
*	Purchased Avensys Inc (Avensys), a leader in monitoring solutions for environmental conditions, including air, soil, and water as well as buildings and infrastructures;
*	Total assets base and stockholders' equity increased by about 10 X to $21.6M and
$12.8M respectively;
*	While recent acquisitions only accounted for one month in the latest quarter, revenues jumped to $2.1M in the latest three month period, compared $420k for the same period last year; and,
*	Clearer focus toward becoming a leader in the security business and the broader risk management industry.

Highlights of our results are as follows:

Our revenues for the three and nine months ended March 31, 2005 were $2,117,690 and $3,306,581, respectively. For the same period, our product revenue accounted for respectively $1,417,154 and $1,612,496 compared to $420,726 and $568,762 last year. Our service revenues were $700,536 and $1,694,085 for the three and nine months ended March 31, 2005. This compared to none for the same period last year.

Gross margin for the three and nine months ended March 31 2005 were $654,441 and $1,022,484 respectively, compared to $147,942 and $229,531 for the same period last year.

Our net loss for the three and nine months ended March 31, 2005 was $1,707,825 and $2,987,908 compared to $698,027 and $3,009,759 for the same period last year. On a per share basis, for the three and nine months ended March 31, 2005, our net loss attained $0.04 and $0.07 compared to $0.02 and $0.09 for the same period last year.

Results were in line with the Company' s expectations. Further details can be obtained at www.sec.gov.

" Since the establishment of our Company in 2003, we have dedicated our efforts to providing corporations and institutions with the best security management services and solutions that the industry has to offer," commented Stephane Solis, President & CEO of C-Chip. "Today, our corporate objective is to capitalize on the tremendous potential for growth that currently exists in the enterprise risk management industry while remaining focused on the corporate mission set out in 2003. This industry is very fragmented, so the opportunities that exist for consolidation are considerable. We are convinced that prudent and well-timed acquisitions will help us to significantly increase our revenues, accelerate the growth of the Company, and maximize shareholder value. In that regard, our third quarter results are particularly interesting as they only include the impact of our recent acquisitions for the month of March."

Our Company's acquisition philosophy is straightforward: we seek only those companies that provide complementary risk management services or solutions, that have generated positive earnings and show the potential for ongoing growth, that possess dynamic and proven management teams, and that have a strong client base.

Our goal is to quickly attain a leading position within the security service industry, both from internal growth and through acquisitions. We have already identified different potential acquisitions in this market segment and we are currently in discussions with a number of interesting candidates to conclude a transaction. Any announcements to that effect will be made public when, in our opinion, a transaction has been secured. Our intent is to offer both traditional security services as well as hi-tech security solutions. We believe that the security service industry can provide our Company predictable growing revenue, positive cash flows and, above all, a well established clientele base on which we intend to leverage the sales and marketing of state-of-the-art security products and solutions.

Over the past months, our Company has made a series of key acquisitions. In the security services sector, we have greatly enhanced our operations with the acquisition of CLI. Recognized as a leader in the field of investigative services in Canada, CLI offers us a profitable and growing revenue base as well as a strong and dynamic management team capable to lead our foray and expansion in the world of corporate investigative services.

In the risk management solutions sector, to complement our solutions enabling the remote monitoring of certain equipment which are core to our operations, we completed the acquisition of Avensys. As leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments, Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence for the monitoring of different environments.

"Our ultimate goal is to be a leading provider of security services and risk management solutions used by corporations and institutions," Solis stated. "To achieve this goal, we must be able to offer services and solutions that encompass all aspects of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected, to the protection of assets, persons and environments. Going forward, we intend to continue to pursue our selective acquisition strategy. We believe that our business model will enable us to successfully compete with the industry leaders in our sector."

About C-Chip Technologies Corporation

C-Chip Technologies Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip itself is positioned in an emerging and rapidly growing industry that interconnects machines with IT infrastructures and mobile assets. Its unique technology enables the integration of wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, which allows business users to efficiently access, control, manage and monitor remote assets at low costs.

Through its wholly-owned subsidiaries, C-Chip also offers a range of risk management solutions and services. Avensys enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation provide corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

Detailed information about C-Chip's security services and risk management solutions are available on the Company's web site at www.c-chip.com

Contact:
Mr. Stephane Solis,
President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.